CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors’ Report, dated August 15, 2023, on the financial statements of Robert Ventures Holdings LLC and Subsidiary for the period May 3, 2022 (Inception) through December 31, 2022 in the Company’s Form 1-A.

Elkins Park, Pennsylvania September 11, 2023